CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 27, 2005 relating to the financial statements of Innovative Food Holdings, Inc. for the year ended December 31, 2004 and 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Bernstein & Pinchuk LLP Certified Public Accountants

New York, New York
December 19, 2005